                                  EXHIBIT 23.1


Consent of Independent Auditors


The Board of Directors
RomTech, Inc.:

          We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                        /s/KPMG Peat Marwick LLP




Philadelphia, Pennsylvania
March 19, 1997